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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated May 30, 2000, relating to the consolidated financial statements and financial statement schedule of LynuxWorks, Incorporated (formerly Lynx Real-Time Systems, Incorporated) and its subsidiaries and our reports dated July 27, 2000, relating to the financial statements of Integrated Software & Devices Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
October 25, 2000